UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 19, 2018
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed below, Susan McCaw and Daniel Sanchez have been nominated by the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) to serve as directors if elected at the Company’s Annual General and Special Meeting of Shareholders to be held on Tuesday, September 11, 2018, beginning at 10:00 a.m., local time, at the Four Seasons Hotel Toronto, 60 Yorkville Avenue, Toronto, Ontario, M4W 0A4, Canada (the “Annual Meeting”).

Item 7.01         Regulation FD Disclosure

At meetings with investors and analysts to be held this week, and attended by Michael Burns, the Vice Chairman of the Company, and James Marsh, the Company’s Senior Vice President, Investor Relations, the Company will note, among other things, the following:

•	The Board has resolved to set the number of directors at 13, and to nominate the following persons for election as a director at the Annual Meeting:

Michael Burns
Gordon Crawford
Arthur Evrensel
Jon Feltheimer
Emily Fine
Michael T. Fries
Sir Lucian Grainge
Susan McCaw
Mark H. Rachesky, M.D.
Daniel Sanchez
Daryl Simm
Hardwick Simmons
David M. Zaslav

•
Each nominee, if elected at the Annual Meeting, will serve until the Company’s 2019 annual general meeting of shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with the Company’s Articles or applicable law.

•
As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2018, Dr. John C. Malone and Scott Paterson, current directors of the Company, will not stand for re-election at the Annual Meeting. Dr. Malone and Mr. Paterson will, however, continue to serve as members of the Board until the date of the Annual Meeting.

•
Mrs. McCaw is the President of COM Investments, a private investment firm, a position she has held since April 2004, and is a former U.S. Ambassador to the Republic of Austria (November 2005 to December 2007). Prior to 2004, Mrs. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Mrs. McCaw was a management consultant with McKinsey & Company.

Mrs. McCaw is Trustee Emerita of Stanford University and is the Board Chair and a founding board member of the Malala Fund. Mrs. McCaw is a board member of the Stanford Institute for Economic

Policy Research, the Ronald Reagan Presidential Foundation and the Pacific Council on International Policy. Mrs. McCaw also serves on the Khan Academy Global Advisory Board and the Harvard Business School’s Board of Dean’s Advisors. In addition, Mrs. McCaw is a member of the Council on Foreign Relations and the Council of American Ambassadors.

•
Since 1990, Mr. Sanchez has engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012, Mr. Sanchez earned his master’s degree in tax law (LL.M.), and currently focuses his practice on the area of tax planning. He was a full member of the Board of Ethics of the City of Stamford, Connecticut, which he was appointed to by the mayor in 2012. Mr. Sanchez is the nephew of Dr. Malone, a current director and shareholder of the Company.

Mr. Sanchez has been a common stock director of Discovery Communications, Inc. since May 2017. Mr. Sanchez served as a director of Starz from January 2013 until December 2016, when it merged with the Company.

The Company is furnishing the information in this Item 7.01 of this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filing.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 19, 2018	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

By: /s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer